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                                        ITEM 6. (A)

                                        EXHIBIT 11

                      STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
                  (DOLLARS IN THOUSANDS, EXCEPT FOR NET INCOME PER SHARE)



                                                                     SIX MONTHS ENDED
                                                                          JUNE 30,
                                                                ---------------------------
                                                                      2000           1999
                                                                -----------------  --------
Net income                                                      $          13,473  $ 11,528
Less:  Preferred stock dividends                                               85        84
                                                                -----------------  --------
Net income applicable to common stock                           $          13,388  $ 11,444

Weighted average common shares outstanding-  basic and diluted
                                                                          937,865   919,520

Net Income per common share-basic and diluted                   $           14.27  $  12.44
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